UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SOLARFLEX CORP.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
 SOLARFLEX CORP.

Jl. Multatuli, No.8A,
Medan 20151, Indonesia
Phone: +62-819-6016-168

To Our Stockholders:

This Notice and the accompanying Information Statement (the "Information Statement") are being furnished to the stockholders of Solarflex Corp., a Delaware corporation (the "Company" or the "Corporation"), in connection with actions taken by the Company's Board of Directors and the holders of a majority of the issued and outstanding shares of common stock of the Company (the "Majority Consenting Stockholders") who together executed a joint written consent on January 15, 2016 (the "Joint Written Consent"), a copy of which is attached as Exhibit A hereto, to authorize and approve a Certificate of Amendment to the Corporation's Certificate of Incorporation, to: (i) change the name of the Corporation from Solarflex Corp. to KinerjaPay Corp. (the "Name Change"); (ii) increase the authorized capital stock of the Corporation from five hundred million (500,000,000) shares, consisting only of shares of common stock, par value $0.0001 (the "Common Stock"), to five hundred and ten million (510,000,000) shares consisting of five hundred million (500,000,000) shares of Common Stock and ten million (10,000,000) shares of newly authorized preferred stock, par value $0.0001 (the "Preferred Stock"); and (iii) effect a one-for-thirty (1:30) reverse stock split of the 139,610,386 outstanding shares of the Corporation's Common Stock (the "Reverse Split"). The Board of Directors shall have the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock, without any further action or approval of our stockholders. The above actions are being taken pursuant to the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders at such future date as determined by the Board of Directors, as evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of January 15, 2016. The Certificate of Amendment, a copy of which is attached hereto as Exhibit B, was authorized and approved by the Joint Written Consent and Majority Consenting Stockholders.

This Information Statement is be sent to you for information purposes only and you are not required to take any action.

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By Order of the Board of Directors:
/s/ Sergei Rogov
Sergei Rogov
CEO and Chairman

January 29, 2016

Solarflex Corp.
 Jl. Multatuli, No.8A,
Medan 20151, Indonesia
Phone: +62-819-6016-168

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the "SEC") on January 29, 2016, in connection with the Joint Written Consent dated January 15, 2016 to amend the Corporation's Certificate of Incorporation to: (i) change the name of the Corporation from Solarflex Corp. to KinerjaPay Corp.; (ii) increase the authorized capital stock of the Corporation from five hundred million (500,000,000) shares, consisting only of shares of common stock, par value $0.0001 (the "Common Stock"), to five hundred and ten million (510,000,000) shares consisting of five hundred million (500,000,000) shares of Common Stock and ten million (10,000,000) shares of newly authorized preferred stock, par value $0.0001 (the "Preferred Stock"); and (iii) effect a one-for-thirty (1:30) Reverse Split of the 139,610,386 outstanding shares of Common Stock. The foregoing actions are collectively referred to as the "Corporate Actions," all as discussed more fully below. The Corporate Actions will be evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware but will not become effective until the Corporation receives approval from FINRA of the Name Change and the Reverse Split (the "Effective Date").

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the actions approved by the Joint Written Consent and Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders.

New Common Stock certificates reflecting the name change will not be issued at the Effective Date. The Company's Common Stock is subject to quotation on the OTCQB Market under the symbol "SFEX." Upon the Effective Date of the Reverse Split and the Name Change, FINRA will change our symbol to reflect the Company's Name Change.

ACTIONS TAKEN BY THE JOINT WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS OF THE CORPORATION

ACTION I

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO KINERJAPAY CORP.

Effective January 15, 2016, the Corporation's Board of Directors approved an Amendment to the Corporation's Certificate of Incorporation to effect the Name Change based upon the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders.

A copy of the Joint Written Consent is attached as Exhibit A to this Information Statement and a copy of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit B to this Information Statement.

Reasons for the Name Change

The Corporation's Board of Directors ratified, approved and recommended that the Corporation's Majority Consenting Stockholders consent to the Name Change to more accurately reflect the Corporation's recent business developments. More specifically, as disclosed in its current report on Form 8-K filed with the SEC on December 2, 2015, the Company reported that it entered into a License Agreement with PT Kinerja Indonesia, an entity organized under the laws of Indonesia, for an exclusive, world-wide license to use and commercially exploit certain KinderjaPay technology and intellectual property. Pursuant to the License Agreement and in consideration for the payment of royalties, the Corporation was granted the exclusive, world-wide rights to the KinerjaPay IP, an eCommerce platform that provides users with the convenience of e-Wallet service for bill transfer and online shopping having advanced functionality features, among other related services. In connection with the Corporation's new business operations, the Corporation is relocating its offices from Ramat Gan, Israel to Medan, Indonesia.

ACTION II

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK AND TO AUTHORIZE SHARES OF PREFERRED STOCK

The Corporation's Board of Directors and the Majority Consenting Stockholders have adopted and approved the Certificate of Amendment to increase the authorized Capital Stock from five hundred million (500,000,000) shares, consisting solely of shares of Common Stock to five hundred and ten million (510,000,000) shares of capital stock consisting of five hundred million (500,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock. The Common Stock and the newly authorized Preferred Stock are sometimes referred to as the "Authorized Capital Stock." The Authorized Capital Stock of the Corporation shall therefore be five hundred and ten million shares (510,000,000) shares, of which five hundred million (500,000,000) shares shall be shares of Common Stock and ten million (10,000,000) shares shall be shares of Preferred Stock, which may be issued in one or more series. The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law.

The Joint Written Consent approving the Certificate of Amendment to the Certificate of Incorporation and each of the Corporate Actions is attached hereto as Exhibit A.

Holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent potential issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This Amendment will not alter current stockholders' relative rights and limitations.

The Certificate of Amendment to the Company's Certificate of Incorporation that reflects the newly-authorized Preferred Stock is attached hereto as Exhibit B. The increase in Authorized Capital Stock will become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase in Authorized Capital

In order to facilitate our ability to raise capital in furtherance of our business plan, we may be expected to issue Preferred Stock at the discretion of the Board of Directors. Notwithstanding the foregoing, we have no present plans, nor have we entered into any agreements or understandings, that may require the issuance of any of the newly-authorized Preferred Stock. However, our Board of Directors and Majority Consenting Stockholders have determined that it is in the best interests of the Company and all our stockholders to have available authorized but unissued shares of Preferred Stock. As a result of the increase in Authorized Capital Stock, the Company will be able to issue Preferred Stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners and acquiring or investing in complementary businesses or products.

Effects of Authorization of Preferred Stock

The new shares of Preferred Stock that will be authorized by the amendment may be issued in one or more classes or series, having such designations, preferences, privileges and rights as the Board of Directors may determine.
Although authorization of Preferred Stock is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any instruments or the Certificate of Incorporation, as amended, or the Bylaws of the Company in effect on the date of this Information Statement, the Company's stockholders should note that the availability of authorized and unissued shares Preferred Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued Authorized Capital might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Preferred could be issued by the Board to dilute the percentage of voting rights owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board. Further, while the Board of Directors has no plan to issue any shares of Preferred Stock, it does believe that having available shares of Preferred Stock for issuance in the future in connection with any proper business purpose will result the a better capital structure to grow our business.

ACTION III

REVERSE STOCK SPLIT

Material Terms of the Reverse Split

The Board of Director has unanimously adopted and the Majority Consenting Stockholders have approved a resolution, attached as Exhibit A hereto (the "Joint Written Consent"), to effect a one-for-thirty (1:30) Reverse Split of the outstanding shares of Common Stock. The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the first whole integer. The Board and the consenting stockholder believe that the Reverse Split is in the Company's best interests, principally because it will enable the Company to issue additional shares in connection with, among other things.

The immediate effect of the Reverse Split will be to reduce the total number of shares of Common Stock from approximately 139,610,386 shares to approximately 4,653,680 shares of Common Stock issued and outstanding. The Company's 500,000,000 authorized shares of Common Stock, par value $0.0001, will remain unchanged by the Reverse Split.

The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not materially affect any stockholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective upon receipt of approval from FINRA which may be expected to be in or about mid-February, 2016 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Company's Common Stock and without regard to current certificates representing shares of the Company's Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the first whole integer.

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by the Company in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse Common Stock solely for shares of post-reverse Common Stock. The aggregate basis of the shares of the Common Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of Common Stock surrendered in exchange therefore. The holding period of the shares of Common Stock to be received in the Reverse Split will include the holding period of the shares of Common Stock surrendered in exchange therefore.

The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF THE COMPANY'S COMMON STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

The authorization of the Company's Name Change (Action I), Increase in Authorized Shares and Preferred Stock (Action II) and the Reverse Split (Action III) has been implemented by means of an amendment to the Company's Certificate of Incorporation which was approved by Joint Written Consent of the Board of Directors and Majority Consenting Stockholders, attached as Exhibit A hereto.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of shares of Common Stock of our Company as of January 15, 2016 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. As of January 15, 2016, the Company has 139,610,386 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote	Percent of Common Stock Beneficially Owned or Right to Direct Vote

Sergei Rogov, CEO, CFO and Director	12,000,000	8.60%
12 Abba Hiller Silver Street, 11th Floor
Ramat Gan, Israel

Edwin Witarsa Ng, Chairman (1)	50,000,000	35.81%
Jl. Multatuli, No.8A
Medan, 20151, Indonesia

Total Officers and Affiliates (2 people)	62,000,000	44.41%

(1) Mr. Ng is the CEO and control shareholder of PT Kinerja.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Name	Age	Title
Sergei Rogov	58	CEO, CFO and Director
Edwin Witarsa Ng	34	Chairman

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Sergei Rogov, 58, has been our sole executive officer and Director from the Company's inception in February 2010 until November 2015. Mr. Rogov received his Bachelor of Science degree in Applied Mathematics from Polytechnic University in St. Petersburg, Russia in 1980. From 1999, he worked as a Senior Program Engineer in the Development Department of Identify Software Ltd., which in 2006 was acquired by BMC Software, to which he continued to provide services until 2009. As part of his duties, Mr. Rogov works with various development teams. Following his work for BMC Software and until present, Mr. Rogov has continues to provide senior software development services to Rollsoft Ltd. Prior to his position at Identity Software Ltd., he worked for Telegate Ltd. for two years as a Program Engineer, and for Prudence Ltd. for two years developing programs related to the electromagnetic fields for linear accelerators.

Edwin Witarsa Ng, 34, was appointed to the Board of Directors, with the position of Chairman, on November 15, 2015. In 2007, Mr. Ng founded PT Kinerja, an Information Technology company organized under the laws of Indonesia with offices located in Medan, Indonesia and operations throughout Indonesia. PT Kinerja operates through the following units, among others: (i) KinerjaHosting, which is engaged in the business of providing data hosting to Companies and/or individuals, as well as website domains and VPS services; (ii) KinerjaNet, which is engaged in the business of Internet Service Provider by providing internet connectivity to corporate offices, households, and internet cafes; and (iii) Kinerja Technology, which is engaged in the business of Application Development, mobile app development, website development, and Software implementation such as ERP and CRM Software. PT Kinerja also partnered with IBM to build the first Tier 2+ Data Center in Medan City (KDC Medan). In February 2015, Mr. Ng started the business of KinerjaPay, an eCommerce payment gateway with marketplace platform. In 2007, Mr. Ng founded and to present has served as CEO and president of PT. Stareast Sejahtera Group, a Real Estate Development company with operations in Medan, Pekanbaru, and Bintan Island , Indonesia. Since 2007, the company has built and opened hotels and apartment complexes, and conducted extensive development operations in Indonesia. In 2012, Mr. Ng established PT. Graha Pecatu Sejahtera, a Real Estate Development company for which he has served as CEO & President, and built a four star rated Condotel in BALI. Mr. Ng has other business interests engaged in asset management, tire distribution, marketing consultancy and hospitality.

Mr. Ng received his undergraduate degree from the University of Southern California (USC) School of Engineering, Los Angeles, CA in 2002 with a major in Management Information Systems and a Minor in SAP Implementation Systems and his post-graduate degree from the University of Toronto in 2004 with a major in Information Science.

The Board of Directors has concluded that Mr. Rogov and Mr. Ng should serve as Directors because of their extensive and diverse experience working with development teams and managing development efforts, which experiences they each gained while working at and managing the above-referenced entities.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Our executive officer serves at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual or other meeting of the Board of Directors and is qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company. We believe, based solely on our review of the copies of such forms, that during the fiscal year ended December 31, 2015, our sole executive officer and both or our Directors and 5% shareholders have complied with Section 16(a) filing requirements.

Auditors

The Company engaged M&K CPAS, PLLC ("M&K") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 and 2014.

Code of Ethics and Audit Committee

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a financial expert on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION
		Annual Compensation			Long Term Compensation Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Sergey Rogov, CEO, CFO, Director (1)	2015	0	0	0	0	0	0
	2014	0	0	0	0	0	0
	2013	0	0	0	0	0	0
Jonathan Beresovsky, former CFO (2)	2013	0	0	0	0	0	0

(1) Sergey Rogov was appointed CFO on June 11, 2013.
(2) Jonathan Beresovsky was the Companny's CFO since inception and resigned on June 11, 2013 as an officer.

Since our incorporation , we have not paid any compensation to any of  our Directors  in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our Directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans. Since our incorporation , no stock options or stock appreciation rights were granted to any of our Directors or executive officers.  We have no long-term equity incentive plans.

Outstanding Equity Awards

None of our Directors or executive officers holds options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation, no compensation has been paid to any of our Directors other than mentioned above in consideration for their services rendered in their capacity as directors.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the EDGAR system.

We will provide without charge a information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Director of

Solarflex Corp.	January 29, 2016

By: /s/ Sergei Rogov,
Sergei Rogov, Chief Executive Officer and Director

Exhibit A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS
OF
SOLARFLEX CORP.

The undersigned, being the members of the Board of Directors of Solarflex Corp., a Delaware corporation (the "Corporation"), acting together with the written consent of the holders (the "Majority Consenting Stockholders") of a majority of the outstanding shares of the Corporation's common stock, par value $0.0001 (the "Common Stock") acting pursuant to the authority granted by Section 242 of the Delaware General Corporation Law ("DGCL"), do hereby adopt the following resolutions as of this 15th day of January 2016.

WHEREAS, the Corporation's Board of Directors has determined to change the name of the Corporation from Solarflex Corp. to KinerjaPay Corp.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the following Articles as follows:

FIRST: The name of the Corporation is: KinerjaPay Corp.

SECOND: The Corporation shall be authorized to issue five hundred and ten million (510,000,000) shares of capital stock, of which five hundred million (500,000,000) shares shall be shares of common stock, par value $0.0001 per share ("Common Stock") and ten million (10,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock"). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the DGCL; and the 139,610,386 shares of Common Stock that are issued and outstanding shall be subject to a reverse stock split of one-for-thirty (1:30) basis.

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

FURTHER RESOLVED, that the undersigned members of the Corporation's Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the DGCL and thereby direct that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders be filed with the minutes of the meetings of the Corporation.

The number of shares of Corporation's Common Stock issued and outstanding at January 15, 2016 (the "Record Date") is 139,610,386 shares. The number of shares of Common Stock necessary to approve the above resolutions under Section 228 of Title 8 of the DGCL and the By-laws of the Corporation is 69,805,194 shares of Common Stock. The Majority Consenting Stockholders, holding 77,000,000 shares of Common Stock, representing 55.15% of our 139,610,386 outstanding shares of Common Stock, have consented to the adoption of the above resolutions.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Solarflex Corp.	Dated: January 15, 2016

By: /s/ Sergei Rogov	By: /s/: Edwin Witarsa Ng
Sergei Rogov, CEO, CFO and Director	Edwin Witarsa Ng, Chairman

Name of Consenting Shareholder	Number of Share Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Sergei Rogov, CEO, CFO and Director	12,000,000	8.60%

Edwin Witarsa Ng, Chairman	50,000,000	35.81%

Amir Uziel	5,000,000	3.58%

Lavi Krasney	5,000,000	3.58%

Itschak Shrem	5,000,000	3.58%

Total	77,000,000	55.15%

(1) Applicable percentage ownership is based on 139,610,386 Shares of Common Stock outstanding as of January 15, 2016.

Exhibit B

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Solarflex Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Solarflex Corp. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholders of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" and "FOURTH" so that, as amended, said Articles shall be and read as follows:

"FIRST: The name of the Corporation is: KinerjaPay Corp."

"FOURTH: The Corporation shall be authorized to issue five hundred and ten million (510,000,000) shares of capital stock, of which five hundred million (500,000,000) shares shall be shares of common stock, par value $0.0001 per share ("Common Stock") and ten million (10,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock"). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law; and the 139,610,386 shares of Common Stock that are issued and outstanding shall be subject to a reverse stock split of one-for-thirty (1:30) basis."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 15th day of January 2016.

By: /s/ Sergei Rogov
Name: Sergei Rogov
Title: Chief Executive Officer, Chief Financial Officer and Director

By: /s/: Edwin Witarsa Ng
Name: Edwin Witarsa Ng
Title: Chairman